Exhibit 10.4

GUARANTY

In consideration of and in order to induce USRG HOLDCO IX, LLC, a Delaware limited liability company (“Lender”), to extend financial accommodations to REG ALBERT LEA, LLC, an Iowa limited liability company (“Borrower”), pursuant to that certain Loan Agreement of even date herewith by and between Lender, Borrower and USRG Management Company, LLC (collectively, the “Loan Agreement”), the undersigned (“Guarantor”), hereby:

1. Agrees that capitalized terms used and not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Loan Agreement.

2. Unconditionally and absolutely guarantees to Lender (i) the full and prompt payment, when due, whether at the Maturity Date or upon acceleration of maturity pursuant to the provisions of the Loan Documents, of the principal amount and accrued interest on the Note; (ii) all additional Loan Obligations of Borrower; and (iii) the full and prompt payment of any and all costs and expenses of and incidental to the enforcement of this Guaranty, including, without limitation, attorneys’ fees (collectively, the “Guarantor Obligations”).

3. Agrees that Lender may, subject to the foregoing, demand payment from Guarantor of any of the Guarantor Obligations, when or at any time after the same are due, and Guarantor shall immediately pay the same to Lender, whether or not Lender has (1) accelerated payment of the Loan Obligations; or (2) commenced repossession of, or foreclosure of any security interest, mortgage or other lien in, any or all of the collateral securing the Loan Obligations; or (3) otherwise exercised its rights and remedies hereunder or under the Loan Obligations, the documents related thereto or applicable law.

4. Waives (a) presentment, demand, notice of nonpayment, protest, and notice of protest and dishonor on the Loan Obligations; (b) notice of acceptance of this Guaranty by Lender; and (c) notice of the creation or incurrence of the Loan Obligations by Borrower.

5. Agrees that Lender may, from time to time, without notice to Guarantor, which notice is hereby waived by Guarantor, extend, modify, renew or compromise the Loan Obligations, in whole or in part, without releasing, extinguishing or affecting in any manner whatsoever the liability of Guarantor hereunder, the foregoing acts being hereby consented to by Guarantor.

6. Agrees that Lender shall not be required to first resort for payment to Borrower or any other person, corporation or entity, or their properties or estate, or any other right or remedy whatsoever, prior to enforcing this Guaranty.

7. Agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guaranty without regard to (a) the validity, regularity or enforceability of the Loan Obligations or the disaffirmance thereof in any insolvency or bankruptcy proceeding relating to Borrower; or (b) any event or any conduct or action of Borrower or Lender or any other party which might otherwise constitute a legal or equitable discharge of a surety or guarantor but for this provision.

8. Agrees that this Guaranty shall remain in full force and effect and be binding upon Guarantor until the earlier of the date the Loan Obligations are paid in full or the date Guarantor has fully performed its obligations to Lender under this Guaranty.

9. Agrees that Lender is expressly authorized to forward or deliver any or all collateral and security which may, at any time, be placed with it by Borrower, Guarantor or any other person, directly to Borrower for collection and remittance or for credit, or to collect the same in any other manner and to renew, extend, compromise, exchange, release, surrender or modify the installments of, any or all of such collateral and security with or without consideration and without notice to Guarantor and without in any manner affecting the absolute liability of Guarantor hereunder; and that, except as otherwise provided herein, the liability of Guarantor hereunder shall not be affected or impaired by any failure, neglect or omission on the part of Lender to realize upon the Loan Obligations, or upon any collateral or security therefore, nor by the taking by Lender of any other guaranty or guaranties to secure the Loan Obligations or any other indebtedness of Borrower to Lender, nor by the taking by Lender of collateral or security of any kind nor by any act or failure to act whatsoever which, but for this provision, might or could in law or in equity act to release or reduce Guarantor’s liability hereunder.

10. Agrees that notwithstanding any payment or payments made by Guarantor hereunder or any setoff or application of funds of Guarantor by Lender, Guarantor shall not be entitled to be subrogated to any of the rights of Lender against Borrower or any other guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Loan Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder, until all amounts owing to Lender by Borrower and on account of the Loan Obligations are paid in full. Notwithstanding any of the foregoing, to the extent (a) any right of subrogation which Guarantor may have pursuant to this Guaranty or otherwise, or (b) any right of reimbursement or contribution or similar right against Borrower, any property of Borrower or any other guarantor of any of the Loan Obligations would result in Guarantor being “creditors” of or the holders of a “claim” against Borrower within the meaning of Title 11 of the United States Bankruptcy Code as now in effect or hereafter amended, or any comparable provision of any successor statute, Guarantor hereby irrevocably waives such right of subrogation, reimbursement or contribution.

11. Agrees that the liability of Guarantor hereunder shall not be affected or impaired by the existence or creation from time to time, with or without notice to Guarantor, which notice is hereby waived, of indebtedness from Borrower to Lender in addition to the indebtedness evidenced by the Note; the creation or existence of such additional indebtedness being hereby consented to by Guarantor.

12. Agrees that the possession of this instrument of guaranty by Lender shall be conclusive evidence of due execution and delivery hereof by Guarantor.

13. Agrees that this Guaranty shall be binding upon the legal representative, successors and assigns of Guarantor, and shall inure to the benefit of Lender and its successors, assigns and legal representative; that notwithstanding the foregoing, Guarantor shall have no right to assign or otherwise transfer their rights and obligations under this Guaranty to any third party without the prior written consent of Lender; and that any such assignment or transfer shall not release or affect the liability of Guarantor hereunder in any manner whatsoever.

14. Agrees that Guarantor may be joined in any action or proceeding commenced against Borrower in connection with or based upon the Loan Obligations and recovery may be had against Guarantor, to the extent of the Guarantor Obligations, in any such action or proceeding or in any independent action or proceeding against Guarantor should Borrower fail to duly and punctually pay the Guarantor Obligations outstanding without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower.

15. Agrees that upon the occurrence at any time of an Event of Default, Lender shall have the right to set off any and all amounts due hereunder by Guarantor to Lender against any indebtedness or obligation of Lender to Guarantor.

16. Agrees that Guarantor shall be liable to Lender for any deficiency remaining after foreclosure of any mortgage on real estate or any security interest in personal property granted by Borrower, Guarantor or any third party to Lender to secure repayment of the Loan Obligations and the subsequent sale by Lender of the property subject thereto to a third party (whether at a foreclosure sale or at a sale thereafter by Lender in the event Lender purchases said property at the foreclosure sale) notwithstanding any provision of applicable law which may prevent Lender from obtaining a deficiency judgment against, or otherwise collecting a deficiency from, Borrower.

17. Agrees that this Guaranty shall be deemed a contract made under and pursuant to the laws of the State of New York and shall be governed by and construed under the laws of such state; and that, wherever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provisions of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Guaranty.

18. Agrees that no failure on the part of Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as or constitute a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

19. Waives any and all claims against Lender and defenses to performance and payment hereunder relating in any way, directly or indirectly, to the performance of Lender’s obligations or exercise of any of its rights under the Note and the Loan Documents.

20. Warrants and represents to Lender as follows:

a.	Enforceability. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms (subject,

as to enforceability, to limitations resulting from bankruptcy, insolvency or other similar laws affecting creditors’ rights generally).

b.	Litigation. There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), property or assets of Guarantor, or which would question the validity of this Guaranty or any instrument, document or other agreement related hereto or required hereby, or impair the ability of Guarantor to perform their obligations hereunder or thereunder.

c.	Default. Guarantor is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected.

d.	Consents. No consent, approval, order or authorization, registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of this Guaranty or any of the agreements or instruments herein mentioned to which Guarantor is a party or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

21. Agrees that (a) Guarantor will indirectly benefit by and from the making of the Loan; (b) Guarantor has received legal and adequate consideration for the execution of this Guaranty and has executed and delivered this Guaranty to Lender in good faith in exchange for reasonably equivalent value; (c) Guarantor is not presently insolvent and will not be rendered insolvent by virtue of the execution and delivery of this Guaranty; (d) Guarantor has not executed or delivered this Guaranty with actual intent to hinder, delay or defraud Guarantor’s creditors; and (e) Lender has agreed to make such loan in reliance upon this Guaranty.

22. Agrees that if, at any time, all or any part of any payment previously applied by Lender to any of the Loan Obligations must be returned by Lender for any reason, whether by court order, administrative order or settlement, Guarantor shall remain liable for the full amount of Loan Obligations returned as if said amount had never been received by Lender, notwithstanding any term of this Guaranty or the cancellation or return of any note or other agreement evidencing the Loan Obligations.

(A) Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by facsimile, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by facsimile, upon confirmation of receipt thereof, provided such transmission is promptly further confirmed by any of the methods set forth in clauses (i) or (ii) above, in each case addressed to Guarantor at its address set forth below or at such other address as Guarantor may from time to time designate by written notice to the other:

If to Guarantor:	Renewable Energy Group, Inc.
416 S. Bell Ave., P.O. Box 888
Ames, Iowa 50010
Attn: President
Facsimile: (515) 239-8009

With a copy to:	Wilcox, Polking, Gerken,
Schwarzkopf & Copeland, P.C.
115 E. Lincolnway, Suite 200
Jefferson, Iowa 50129-2149
Attn: John Gerken
Facsimile: (515) 386-8531

23. Default. A default shall be deemed to have occurred hereunder (“Default”) if: (a) Guarantor shall fail to perform or observe any covenant or obligation to be performed by it hereunder upon ten (10) days’ written notice by Lender of such failure; (b) a material inaccuracy exists in any representation or warranty made by Guarantor hereunder; or (c) Guarantor generally fails to pay its debts as they become due or its admission in writing of its inability to pay the same, or the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Guarantor or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Guaranty in any such proceeding.

24. Remedies. Upon a Default hereunder, Lender may, at its option, declare this Guaranty to be in default by written notice to Guarantor (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are hereby authorized by Guarantor:

a.	declare the Loan Documents to be in default and thereafter sue for and recover all damages and all other sums otherwise recoverable from Borrower or Guarantor thereunder; and/or

b.	pursue any and all legal remedies available to Lender under this Guaranty as a result of such Default.

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Dated this 4th day of August, 2011.

GUARANTOR:

RENEWABLE ENERGY GROUP, INC.

_/s/ Daniel J. Oh
By: Daniel J. Oh
Its: President

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